UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 29, 2005
CORE LABORATORIES N.V.
(Exact name of Registrant as specified in its charter)
Commission File Number 001-14273

The Netherlands (State or other jurisdiction of Incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Herengracht 424 1017 BZ Amsterdam The Netherlands (Address of principal executive offices)	Not Applicable (Zip Code)
Registrant’s telephone number, including area code: (31-20) 420-3191
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

☐	CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02 Termination of a Material Definitive Agreement
On December 29, 2005, Core Laboratories N.V. prepaid $68 million outstanding under its senior notes, consisting of $28 million of 8.11% Series A Senior Notes due July 22, 2009 and $40 million of 8.21% Series B Senior Notes due July 22, 2011 (collectively, the “Senior Notes”). The Senior Notes were prepaid in accordance with the Note and Guarantee Agreement dated as of July 22, 1999 (the “Note Agreement”) for face value plus accrued and unpaid interest and a make whole premium. The make whole premium was approximately $6 million and was calculated pursuant to the terms of the Note Agreement. The prepayment was funded using cash on hand as well as borrowings under Core Laboratories existing credit facility.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.
Dated: December 30, 2005	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer